UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 1, 2023

UDR, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-10524	54-0857512
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado		80129
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (720) 283-6120

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	UDR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ◻

Item 5.07. Submission of Matters to a Vote of Security Holders.

UDR, Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”) on June 1, 2023.  At the Annual Meeting, the Company’s shareholders voted on the election of ten nominated directors to serve for the ensuing year, a resolution to approve, on an advisory basis, the compensation of the Company’s named executive officers, a proposal to ratify the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2023, and a proposal to approve, on an advisory basis, the frequency of holding an advisory vote on named executive officer compensation.

As of April 3, 2023, the record date for the Annual Meeting, there were 329,173,125 shares of the Company’s common stock, 2,686,308 shares of its Series E preferred stock, and 12,090,558 shares of its Series F preferred stock issued and outstanding and entitled to vote on the proposals presented at the Annual Meeting. At the Annual Meeting, all of the ten directors were elected and all of the matters submitted for approval were approved. Set forth below are the final voting results for each of the proposals submitted to a vote of the Company’s shareholders at the Annual Meeting.

1.  At the Annual Meeting, the Company’s shareholders elected, by the vote indicated below, the following ten persons as directors of the Company, each to serve as such until the Company’s annual meeting of shareholders to be held in 2024, or until his or her respective successor is duly elected and qualified:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Katherine A. Cattanach	294,972,386	12,602,901	281,090	11,093,843
Jon A. Grove	294,414,334	13,155,750	286,293	11,093,843
Mary Ann King	300,431,118	7,163,392	261,867	11,093,843
James D. Klingbeil	284,018,650	23,556,563	281,164	11,093,843
Clint D. McDonnough	305,180,040	2,393,802	282,535	11,093,843
Robert A. McNamara	293,601,921	14,002,198	252,258	11,093,843
Diane M. Morefield	303,024,317	4,568,429	263,631	11,093,843
Kevin C. Nickelberry	305,044,426	2,522,105	289,846	11,093,843
Mark R. Patterson	276,445,147	31,150,350	260,880	11,093,843
Thomas W. Toomey	290,082,696	17,464,354	309,327	11,093,843

2. At the Annual Meeting, the shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the Annual Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission, by the votes indicated below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
264,011,743	43,380,665	463,969	11,093,843

3. At the Annual Meeting, the shareholders approved the proposal to ratify the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2023, by the votes indicated below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
304,890,759	13,875,212	184,249	N/A

4. At the Annual Meeting, the shareholders selected, on an advisory basis, every year as the preferred frequency with which shareholders are provided with an advisory vote on the compensation of the Company’s named executive officers, by the votes indicated below:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
302,327,042	75,191	5,243,302	210,842	11,093,843

Based upon these results, the Board of Directors determined that the Company shall hold an annual advisory vote on the compensation of the Company’s named executive officers as disclosed in the Proxy Statement, provided that in the future the Board of Directors may determine a different frequency for such advisory votes is in the best interest of the shareholders of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UDR, Inc.

June 6, 2023	By:	/s/ David G. Thatcher
David G. Thatcher
Senior Vice President and General Counsel